Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-196282) of Reven Housing REIT, Inc. (the “Company”) of our report dated March 25, 2014 (Except for Restatement of Prior Period Consolidated Financial Statements under Note 1, as to which the date is March 10, 2015) with respect to the consolidated financial statements of the Company for the year ended December 31, 2013.

/s/ PKF

PKF

Certified Public Accountants

A Professional Corporation

San Diego, California

June 11, 2015